Exhibit 99.1

FOR IMMEDIATE RELEASE

Pacira Announces Promotions of Scott Braunstein, MD, to Chief Operating Officer and Richard Scranton, MD, to Chief Scientific Officer

— Expanded roles reflect key accomplishments and demonstrated leadership —

PARSIPPANY, N.J., December 7, 2017 — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced that Scott Braunstein, MD, has been named Chief Operating Officer and Richard Scranton, MD, has been named Chief Scientific Officer. In this new role, Dr. Braunstein will oversee the company’s commercial and medical affairs functions while continuing to manage strategy and corporate development at Pacira.  As Chief Scientific Officer, Dr. Scranton will direct the company’s clinical research while continuing to lead scientific communications, market access, and health outcomes research and analytics for EXPAREL® (bupivacaine liposome injectable suspension), the company’s innovative, non-opioid option for managing postsurgical pain. Drs. Braunstein and Scranton will continue to report to Chief Executive Officer and Chairman, Dave Stack, who will maintain oversight of commercial and corporate strategy.

“Scott and Rich have made significant contributions to Pacira and we’re very pleased to announce these expanded roles for each of them,” said Dave Stack, chairman and chief executive officer of Pacira. “Scott is an outstanding and committed leader who has played a critical role in defining and executing our growth strategy for EXPAREL, including our broad commercial collaboration with Johnson & Johnson. Scott’s integral involvement in all aspects of this partnership makes him the ideal executive to lead our commercial initiatives. Rich has an exceptional track record of delivering results and I have every confidence he will ensure operational excellence across all aspects of our clinical research programs for EXPAREL.”

In addition to the clinical research programs, Dr. Scranton oversees the company’s health outcomes and value assessment programs, academic research collaborations, scientific communications, and market access strategies. He has a Master’s Degree in Public Health, Clinical Epidemiology/Clinical Effectiveness from the Harvard School of Public Health and earned his MD from the Quillen College of Medicine at East Tennessee State University. He completed his residency in the U.S. Navy and was honorably discharged as lieutenant commander, continuing as an Assistant Professor at Harvard Medical School.

Dr. Braunstein currently leads the company’s strategy and corporate development activities including spearheading the company’s flagship strategic collaboration with Johnson & Johnson for EXPAREL in the orthopedic surgical setting. He has over 20 years of experience both as a practicing physician and investor, as well as expertise from numerous commercial, consulting, and operational roles within biotechnology and pharmaceutical companies. Dr. Braunstein earned his medical degree from the Albert Einstein College of Medicine, completed his internal medical residency at Cornell University-New York Hospital and conducted additional research in immunology and wound healing from 1993 to 1994 at Rockefeller University. He also provided academic instruction as Assistant Clinical Professor for Columbia University and the Albert Einstein College of Medicine.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) is a specialty pharmaceutical company dedicated to advancing and improving postsurgical outcomes for acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), is redefining pain management after surgery as an opioid-free alternative indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. In clinical trials, the most common adverse reactions (incidence >10%) following EXPAREL administration were nausea, constipation, and vomiting. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks, or intravascular or intra-articular use. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Formulations of bupivacaine other than EXPAREL should not be administered within 96 hours following administration of EXPAREL. Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesias. CNS reactions are characterized by excitation and/or depression. Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias sometimes leading to death. Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients. Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and the company’s other products; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; the company’s plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; the company’s commercialization and marketing capabilities; the company’s and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Company Contact:

Pacira Pharmaceuticals, Inc.

Susan Mesco

(973) 451-4030

susan.mesco@pacira.com

Media Contact:

Coyne Public Relations

Alyssa Schneider

(973) 588-2270

aschneider@coynepr.com